EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 27, 2004 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-117406) and related Prospectus of EMC Insurance Group Inc. for the registration of common stock.

/s/Ernst & Young LLP

Des Moines, Iowa

September 22, 2004